CUMULUS MEDIA Releases New Investor Presentation

Announces Participation in Deutsche Bank 29th Annual Leveraged Finance Conference

ATLANTA, GA — September 20, 2021: Cumulus Media Inc. (NASDAQ: CMLS) announced today that it has released a new investor presentation, which can be found on its website at www.cumulusmedia.com/investors. A virtual video presentation is available via ChannelChek as part of Noble Capital Markets’ C-Suite Interview Series via the following link: https://channelchek.com/news-channel/Presentation_and_C_Suite_Interview_with_Cumulus_Media__CMLS__President_and_CEO_Mary_Berner. Access to the virtual video presentation is free of charge and open to the public.

Mary G. Berner, President and Chief Executive Officer of CUMULUS MEDIA, said, “This presentation gives both existing and new investors a deeper understanding of our multi-year strategic repositioning from a one-dimensional radio company to a multi-dimensional, audio-first media company with multiple drivers of shareholder value, including:
•A continuation of recovery in the radio market,
•Multiple fast-growing digital business lines,
•Excellent free cash flow characteristics,
•A strong balance sheet and liquidity profile, and
•Substantial optionality regarding capital allocation.”

Berner continued, “With our proven team and track record of success, we believe that Cumulus Media is exceedingly well-positioned to deliver significant additional upside to shareholders.”

Upcoming Conference:

Deutsche Bank 29th Annual Leveraged Finance Conference: Management will present on October 6, 2021, at 8:00 AM Eastern Time, and will host one-on-one meetings on October 5-6, 2021.

About CUMULUS MEDIA

CUMULUS MEDIA (NASDAQ: CMLS) is a leading media, advertising, and marketing services company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. CUMULUS MEDIA engages listeners with high-quality local programming through 413 owned-and-operated radio stations across 86 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, the AP, the Academy of Country Music Awards, and many other world-class partners across nearly 7,300 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the

CUMULUS Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. CUMULUS MEDIA provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. CUMULUS MEDIA is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Disclosure Regarding Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties related to the implementation of our strategic operating plans, the evolving and uncertain nature of the COVID-19 pandemic and its impact on the Company, the media industry, and the economy in general and other risk factors described from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. CUMULUS MEDIA assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

For further information, please contact:

Investor Relations Department
IR@cumulus.com
404-260-6600

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